Exhibit 23.4

                Consent of Wessels, Arnold & Henderson, L.L.C.

February 12, 1996

CAMAX Manufacturing Technologies, Inc.
7851 Metro Parkway
Minneapolis, MN  55425

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form S-4 of Structural Dynamics Research Corporation of our letter to the Board of Directors of CAMAX Manufacturing Technologies, Inc. included as Annex B to the Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder (as amended, the "Securities Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

Very truly yours,


WESSELS, ARNOLD & HENDERSON, L.L.C.



By: /s/ Michael P. Ogborne
    Michael P. Ogborne